Exhibit 99.1

Contact Information:

Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Manager, Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2007 RESULTS

NEW YORK, N.Y., November 6, 2007 – Weight Watchers International, Inc. (NYSE: WTW) today announced results for the third quarter ended September 29, 2007.

Third Quarter 2007 Results

For the third quarter of 2007, net revenues increased 18.5% or $52.7 million to $337.5 million, up from $284.8 million in the third quarter of 2006. Fully diluted earnings per share were up 19.2% in the third quarter of 2007 to $0.62 versus $0.52 in the prior year period.

Net income in the third quarter of 2007 was $49.5 million versus $50.6 million in the third quarter of 2006. During the first quarter of 2007, the Company increased its debt level to finance its self-tender and repurchase of 19.1 million shares. As a result, interest expense in the third quarter of 2007 was $28.3 million, up from $13.2 million in the third quarter of 2006, while fully diluted shares of the Company in the third quarter of 2007 decreased to 79.6 million shares from 98.0 million shares in the third quarter of 2006.

First Nine Months 2007 Results

For the first nine months of 2007, net revenues increased 18.5% or $175.2 million to $1,123.1 million, up from $947.9 million in the first nine months of 2006. Fully diluted earnings per share were $1.98 in the first nine months of 2007 versus $1.66 in the prior year period. Excluding non-recurring expense associated with the early extinguishment of debt of $0.02 per share from the first nine months of 2007 and $0.01 per share from the first nine months of 2006, fully diluted earnings per share were up 19.8% to $2.00 as compared to $1.67 in the prior year period.

During the first nine months of 2007, net income was $161.4 million versus $165.5 million in the first nine months of 2006. As previously explained, the Company increased its debt level during the first quarter of 2007. As a result, interest expense in the first nine months of 2007 was $82.6 million, up from $35.9 million in the first nine months of 2006, while fully diluted shares of the Company decreased.

Commenting on the Company’s results, David Kirchhoff, President and Chief Executive Officer, said, “We are pleased with the solid financial results in the third quarter of 2007, which were primarily the result of the continuing positive impact of our Monthly Pass commitment plan in North America and the strong performance of our Weight Watchers Online internet product. This year, we have put in place the building blocks which will allow us to benefit from more effective marketing and new program innovations in 2008.”

The Company narrowed its full year 2007 earnings guidance range to between $2.43 and $2.48 per fully diluted share, which excludes $0.02 per share of non-recurring expense associated with the early extinguishment of debt in the first quarter of 2007.

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss third quarter results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and education about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review our filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	September 29, 2007	December 30, 2006
ASSETS
Current assets	$184.0	$154.7
Property and equipment, net	31.8	31.0
Goodwill, franchise rights and other intangible assets, net	801.6	764.3
Deferred income taxes	10.5	43.9
Other	9.6	8.5

TOTAL ASSETS	$1,037.5	$1,002.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$317.9	$236.5
Long-term debt	1,655.0	830.2
Other	9.3	4.1

TOTAL LIABILITIES	1,982.2	1,070.8

Shareholders' deficit	(944.7)	(68.4)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,037.5	$1,002.4

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Revenues, net	$337.5	$284.8	$1,123.1	$947.9
Cost of revenues	149.6	129.0	489.5	419.2

Gross profit	187.9	155.8	633.6	528.7
Marketing expenses	39.2	30.7	163.6	125.5
Selling, general and administrative expenses	42.2	32.8	124.5	101.4

Operating income	106.5	92.3	345.5	301.8
Interest expense	28.3	13.2	82.6	35.9
Other income, net	2.3	0.1	2.5	0.7
Early extinguishment of debt	—	—	3.0	1.3

Income before income taxes	80.5	79.2	262.4	265.3
Provision for income taxes	31.0	28.6	101.0	99.8

Net income	$49.5	$50.6	$161.4	$165.5

Earnings Per Share:
Basic	$0.63	$0.52	$1.99	$1.67

Diluted	$0.62	$0.52	$1.98	$1.66

Weighted average common shares outstanding:
Basic	79.2	97.4	81.0	99.2

Diluted	79.6	98.0	81.6	99.9

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 29, 2007	September 30, 2006	September 29, 2007	September 30, 2006
Total Revenues (in $ millions)
Meeting Fees	204.5	166.8	672.1	552.7
Product Sales	72.2	64.4	266.9	231.9
Internet Revenues	38.6	33.1	112.6	98.0
Franchise Commissions	3.8	4.2	13.5	15.9
All Other	18.4	16.2	58.0	49.5

Total Revenues	337.5	284.8	1,123.1	947.9

North America (in $ millions)
Meeting Fees	145.3	109.7	461.2	358.5
Product Sales	38.7	34.3	145.1	128.3

Total	184.0	144.1	606.3	486.8

International Revenues (in $ millions)

Meeting Fees	59.2	57.1	210.9	194.2
Product Sales	33.5	30.1	121.8	103.6

Total	92.7	87.2	332.7	297.7

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	14.2	9.4	44.6	32.0
UK Meeting Paid Weeks	2.8	2.7	9.8	9.2
CE Meeting Paid Weeks	2.1	2.4	8.3	8.9
Other Meeting Paid Weeks	0.6	0.8	2.1	2.3

Sub-total Meeting Paid Weeks	19.7	15.3	64.8	52.4
Online Paid Weeks	7.8	6.4	23.1	19.0

Total Paid Weeks	27.4	21.7	87.9	71.4

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers (2)	609.0	489.0	609.0	489.0

Attendance (in millions)
North America	8.7	8.1	30.1	27.5
UK	2.6	2.7	9.5	9.2
CE	2.1	2.3	8.1	8.8
Other	0.6	0.7	2.0	2.3

Total Attendance	13.9	13.9	49.7	47.7

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.
(2)	As of the third fiscal quarter of 2006, we began reporting only our end-of-period active subscribers for Weight Watchers Online, our product for non-meeting members. Previously, we had also included subscribers for Weight Watchers eTools, our internet companion for meeting members. A corresponding adjustment to remove eTools subscribers was made to the first and second fiscal quarters of 2006 for comparability purposes.